EXHIBIT 10.19

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), dated as of June 5, 2012 is entered into by and between Frozen Food Gift Group, Inc., a Delaware corporation with principal address at 7514 Girard Avenue Suite 1705 La Jolla, CA 92037 (the “Company”) and Tangiers Investors, LP, a Delaware limited liability company with principal address at 402 West Broadway, Suite 400, San Diego, California 92101 (the “Holder”). As used herein, the term “Parties” shall be used to refer to the Company and Holder jointly.

WHEREAS:

A.
The Company warrants and represents that it issued that certain promissory note dated July 1, 2011 as previously issued to Tangiers Investors, LP, a Delaware limited liability company (the “Original Investor”) in the stated original principal amount of one hundred thousand two hundred ninety dollars ($100,290.00) (the “Note”).

B.
The Company warrants and represents that in connection with the issuance of the Note the Company received the sum of one hundred thousand two hundred ninety dollars ($100,290.00) from the Original Investor on or before July 1, 2011 (the “Note Issuance Date”).

C.	The Company warrants and represents that the issuance of the Note was approved by resolutions duly adopted by the Company’s Board of Directors.

D.
The Company’s warrants and represents that the Note was issued to the Original Holder on the basis of a pre-existing business relationship that the Company had with the Original Investor that existed for more than six (6) months prior to the date at which the Note was issued and the transaction involving the issuance of the Note was not the product or the result of any advertising or general solicitation.

E.
 The Parties acknowledge and agree that prior to entering into this Agreement, the Company and the Holder have had a pre-existing business relationship that existed for more than four (4) months prior to the date of this Agreement and that this Agreement is not the product or the result of any advertising or general solicitation.

F.
 The Holder warrants and represents that it is sophisticated and experienced in acquiring the securities of small public companies that has allowed it to evaluate the risks and uncertainties involved in acquiring said securities and thereby make an informed investment decision.

G.
 The Parties acknowledge and agree that the Company and the Holder desire to exchange the Note for a new convertible note in the form of Exhibit B attached hereto (“Exchange Note”), all on the terms set forth herein.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.00 Exchange of Note. The Parties agree that solely in consideration of the surrender of the Note, that:

        1.01 Issuance of Exchange Note. Upon the following terms and conditions:

(A)
Exchange Note. The Company shall issue to the Holder, and the Holder shall acquire from the Company, that certain Exchange Note dated and issued as of June 5, 2012 in the aggregate original principal amount equal to one hundred thousand two hundred ninety dollars ($100,290.00) in exchange for the surrender and cancellation of the (one hundred thousand two hundred ninety dollars ($100,290.00)) Note. The Company hereby agrees to issue Holder an “Exchange Note,” equal to one hundred thousand two hundred ninety dollars ($100,290.00). The Exchange Note is being issued in substitution for and not in satisfaction of the Note, provided, however, the Holder acknowledges and agrees that upon the issuance and acceptance of the Exchange Note issued pursuant to this Section, (one hundred thousand two hundred ninety dollars ($100,290.00) portion of) the Note will be deemed cancelled and will be promptly surrendered to the Company. The Parties further agree that the “Closing’ shall be deemed to occur upon the issuance of the Exchange Note as provided by Section 1.02 of this Agreement.

(B)
Delivery of Documents. The Company shall, at the Closing Date, deliver to the Holder duly executed copies of each of the exhibits to this Agreement and faithfully fulfill the obligations set forth in Section 2.08 of this Agreement. 1.02 Determination of Closing Date. The date upon which the Exchange Note is released to the Holder shall be the “Closing Date.”

2.00 Representations of the Company. The Company hereby makes to the Holder the following representations and warranties as of the date of this Agreement and on each and every closing date hereafter:

2.01 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Exchange Note by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement and the Exchange Note have been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.02 No Conflicts. The execution, delivery and performance of this Agreement and the Exchange Note by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any of its subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or subsidiary debt or otherwise) or other material understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary thereof is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect on the Company or its business of financial condition.

2.03 Filings, Consents and Approvals. The Company is not required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing, qualification or registration with, any court or other federal, state, local, foreign or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement, the Exchange Note and both of them. No further approval or authorization of any stockholder, the Board of Directors or others is required for exchange for and the issuance of sale of the Exchange Note or any shares of Common Stock issuable upon the conversion or exchange of, in payment of interest on, or otherwise pursuant to the Exchange Note (“Underlying Shares”).

2.04 Issuance and Reservation of Securities. The Exchange Note and the Underlying Shares are duly authorized. Any Underlying Shares, when issued in accordance with the terms of Exchange Note, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, freely tradable and without any legends thereon. The Company has reserved, and shall at all times hereafter reserve, from its duly authorized capital stock for issuance upon conversion pursuant to the Exchange Note at least such amount of shares of Common Stock as is equal to three times (3x) the amount of Underlying Shares into which the Exchange Note is convertible (without regard to any limitations on ownership or conversion set forth therein).

2.05 Private Placement. No registration under the Securities Act of 1933, as amended (the “1933 Act”), is required for the issuance of the Exchange Note or any Underlying Shares in accordance with the terms hereof and thereof.

2.06 No Inside Information. Neither the Company nor any Person acting on its behalf has provided the Holder or its counsel with any information that constitutes or might constitute material, non-public information concerning the Company.

2.07 Equal Consideration. Except as otherwise set forth herein, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance, exchange or otherwise of any provision of the Note.

2.08 Survival & Delivery of Documents to the Holder. All of the Company’s warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the Parties hereto and continue for a period of six (6) years after the date of this Agreement.

2.08.01 Documents RE: Exchange Note. Further, contemporaneous with the execution and delivery of this Agreement to the Holder, the Company hereby further delivers the following: (a) a duly executed copy of the Exchange Note (attached hereto to Exhibit A); (b) a duly executed copy of the Note, (attached hereto as Exhibit B); (c) a duly executed and notarized copy of the Certificate of Corporate Officer, (attached hereto as Exhibit C); and (d) a duly executed copy of the Irrevocable Transfer Agent Instructions (attached hereto as Exhibit D). The Parties agree that time is of the essence in connection with the deliveries set forth in this Section2.08.01 of this Agreement and the obligations imposed on the Company are material to this Agreement.

2.09 Holding Period for Exchange Note. Pursuant to Rule 144 promulgated under the 1933 Act: the holding period of the Exchange Note (and the underlying shares of Common Stock issuable upon conversion thereof or in payment of interest thereon) shall tack back to the Note Issuance Date. The Company agrees not to take a position contrary to this paragraph. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the Exchange Note (and such Underlying Shares). The Company warrants and represents that it is not subject to Rule 144(i). The Exchange Note is being issued in substitution and exchange for and not in satisfaction of the Note Portion. The Exchange Note shall not constitute a novation or satisfaction and accord of the Note. Without limiting any of the terms, conditions or covenants contained in this Agreement or other documents, if at any time it is determined that any Underlying Shares are not freely tradable without restriction or limitation pursuant to Rule 144, then the Company shall promptly register the resale of all Underlying Shares under the 1933 Act by filing a registration statement with the Securities and Exchange Commission as soon as practicable (but in no event later than 30 days) and causing such registration statement to be declared effective as soon as practicable (but in no event later than 90 days).

2.10 No Event of Default. Upon consummation of the exchange hereunder, no Event of Default (as defined in the Note) shall have occurred and be continuing.

2.11 Balances. As of the date hereof, the balance outstanding under the Note including principal and interest, are as follows, and no further amounts are due under either or both of them:

Description of Note: Outstanding Balance

Note: $100,290.00

2.12 Legal Opinion. The Company hereby agrees to allow the Holder’s legal counsel to issue a legal opinion to the Holder and the Company’s Transfer Agent regarding this Agreement and the transactions contemplated hereby, in form and substance reasonably acceptable to said agent, including an opinion that all shares issuable upon conversion of the Exchange Note or in payment of interest thereunder) may be sold pursuant to Rule 144 without volume restrictions or manner of sale limitations and that certificates representing any such shares may be issued without a restrictive legend as required pursuant to Section. Delivery of such legal opinion shall be a condition to the consummation of the transactions contemplated hereby.

2.13 Transfer Consent and Documentation. The Company hereby consents to the following:

(i) the Company hereby waives any requirement for any legal opinion in connection with such transfer, and represents and warrants that no further consent of or action by any other person or entity is required in connection with such transfer. The Company further represents, warrants and agrees that, other than the aforementioned delivery of a PDF copy of the fully executed Purchase Agreement, no further documentation or action is necessary or required in order for the Company to effectuate the transfer of the Note on its books records and the issuance of the Exchange Note for the Note as contemplated hereunder in exchange for said notes The Company also represents, warrants and agrees that no endorsement of any principal, interest or other payments on any of said notes is required in connection with the transfers contemplated by the Note Purchase Agreement.

2.14 Public Information. So long as the Holder owns the Exchange Note and/or Underlying Shares, the Company shall timely file (or timely obtain extensions in respect thereof and file within the applicable grace period) all reports and definitive proxy or information statements required to be filed by the Company under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not terminate its status as an issuer required to file reports under the Exchange Act (even if the Exchange Act or the rules and regulations promulgated thereunder would otherwise permit such termination).

2.15 Conversion Procedures. The form of Conversion Notice included in the Exchange Note sets forth the totality of the procedures required of a Holder in order to convert Exchange Note. No additional legal opinion or other information or instructions shall be required of the Holder to convert the Exchange Note. The Company shall honor all conversions of the Exchange Note and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth therein.

3.00 Miscellaneous.

3.01 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signature, delivery of PDF images of executed signature pages by email or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

3.02 Effect of Invalidity. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

3.03 Matter of Further Assurances & Cooperation. The Holder and the Company hereby agree and the Company further agrees that it shall provide further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement without unreasonable delay and in no event later than one (1) business after it receives any reasonable written request from the Holder.

3.04 Successors. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnitees of each of the Parties to this Agreement.

3.05 Independent Counsel. Each of the Parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

3.06 Exhibits. Exhibits A and B attached hereto, are each incorporated by reference herein.

3.07 Integration. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the Parties, whether written or unwritten with the exception of the Company's profit sharing plan and any agreements related thereto. Each of the Parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.

3.08 Attorneys’ Fees. In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute.

3.09 Interpretation. Wherever the context so requires: the singular number shall include the plural; the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders.

3.10 Captions. The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

3.11 Severance. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

3.12 Expenses Associated With This Agreement. Each of the Parties hereto agrees to bear its own costs, attorneys’ fees and related expenses associated with this Agreement.

3.13 Arbitration. Any dispute or claim arising to or in any way related to this Agreement shall be settled by binding arbitration in San Diego, California. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 3.08 Above). A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision.

3.14 Waiver of Jurisdiction. Each of the Parties hereto waive any claim that any such jurisdiction in San Diego, California (as provided by Section 3.12) is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. To the fullest extent permitted by law, each of the Parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any other document or any dealings between them relating to the subject matter of this Agreement and other documents. In addition to any and all other remedies that may be available at law, in the event of any breach of this Agreement, each of Parties hereto shall be entitled to specific performance of the agreements and obligations hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

[The remainder of this page has been left intentionally blank.]

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

FOR THE COMPANY:

Frozen Food Gift Group, Inc.

By: /s/ Jonathan Irwin

Name: Jonathan Irwin

Title: Chief Executive Officer

FOR THE HOLDER:

Tangiers Investors, LP

By: /s/ Michael Sobeck

Name: Michael Sobeck

Title: Managing Member of the General Partner, Tangiers Capital, LLC

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

EXHIBIT A

COPY OF EXCHANGE NOTE

(As attached)

A-1

EXHIBIT B

COPY OF NOTE

(As attached.)

B-1

EXHIBIT C

NOTARIZED CERTIFICATE OF CHIEF EXECUTIVE OFFICER

OF

FROZEN FOOD GIFT GROUP, INC.

(Three Pages)

The undersigned, Jonathan Irwin is the duly elected Chief Executive Officer of Frozen Food Gift Group, Inc., a Delaware corporation (the “Company”).

I hereby warrant and represent that I have undertaken a complete and thorough review of the Company’s corporate and financial books and records including, but not limited to the Company’s records relating to the following:

(A)
that certain issuance of that certain promissory note dated July 1, 2011 (the Note     Issuance Date) issued to Tangiers Investors, LP., in the stated original principal amount of one hundred thousand two hundred ninety dollars ($100,290.00) (the Note);

(B)	the Companys receipt on or about the Note Issuance Date of the sum of one hundred thousand two hundred ninety dollars ($100,290.00) from the Original Investor;

(C)	the Companys Board of Directors duly approved the issuance of the Note to and the Exchange Note to Tangiers Investors, LP.

(D)
The Company has not received and will not be receiving any new consideration from any persons in connection with the issuance of the Exchange Note and the Companys officers and directors have not entered into or given any commitment contemplating the receipt or acceptance of any said consideration arising out of or relating to the issuance of the Exchange Note.

(E)
To my best knowledge and after completing the aforementioned review of the Companys shareholder and corporate records, I am able to certify that Tangiers Investors, LP and its partners and management are not officers, directors, or directly or indirectly, ten percent (10.00%) or more stockholders of the Company And none of said persons have had any such status in the one hundred fifty (150) days immediately preceding the date of this Certificate.

(F)	I understand the constraints imposed under Rule 144 on those persons who are or may be deemed to be affiliates, as that term is defined in Rule 144(a)(1) of the 1933 Act.

(G)
I understand that all of the representations set forth on this Certificate will be relied upon by counsel  to Tangiers Investors, LP in connection with the preparation of a legal opinion claiming the exemption provided by rule 144 of the Securities Act of 1933, as amended.

C-1

I hereby affix my signature to this Notarized Certificate and hereby confirm the accuracy of the statements made herein.

C-2

EXHIBIT D

NOTARIZED IRREVOCABLE INSTRUCTIONS TO TRANSFER AGENT

OF

FROZEN FOOD GIFT GROUP, INC.

(a Delaware corporation)

(As attached.)

ATTACHED TO EXCHANGE AGREEMENT

Notarized Irrevocable Transfer Agent Instructions

DATE: June 5, 2012

Direct Transfer, LLC.

500 Perimeter Park Drive, Suite D

Morrisville, NC 27560

Ladies and Gentlemen:

On behalf of Frozen Food Gift Group, Inc., a Delaware corporation (the “Company”) reference is made to that certain Exchange Agreement and 7% Convertible Note Due June 5, 2013, each as dated as of June 5, 2012 (all of which jointly as the “Agreement”), by and between the Company, and Tangiers Investors, LP, a Delaware limited partnership (the “Holder”), pursuant to which the Company is issuing to the Holder one (1) convertible promissory note identified as the Exchange Note as issued in connection with an exchange offer undertaken pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”) and granting the Holder the right to convert all or any portion of the Exchange Note into shares of common stock (the “Shares”) of the Company, par value $0.00001 per share (the “Common Stock” or “Subject Shares”).

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied) to issue certificates representing Subject Shares to Holder (or Holder’s assignee) from time to time upon delivery to you of a duly executed Notice of Conversion, (in the form of Exhibit A as attached to the Exchange Note) as executed by the Holder (or the assignee of the Holder) and containing any additional instructions as reasonably requested by the Holder (or the assignee of the Holder) for the delivery of said Subject Shares.

You acknowledge and agree that so long as you have received: (a) a duly executed Notice of Conversion from the Holder (or the assignee of the Holder) reasonably informing you of the conversion of all or any portion of the Exchange Note (the “Conversion Notice”); and (b) a legal opinion (the “Legal Opinion”) opining that the Holder is able to acquire said Subject Shares in conformity with the requirements of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”) then, within one (1) business day of your receipt of both the Notice of Conversion and the Legal Opinion Investor and without any further action of confirmation by the Company, you shall issue the certificates representing the Common Stock registered in the names of the Holder (or its assignee) and such certificates shall not bear any legend restricting transfer of the Subject Shares (under the Securities Act of 1933, as amended, any applicable state or other jurisdiction’s securities laws, or at common law) thereby and should also not be subject to any stop-transfer restriction.

Exchange Agreement
Frozen Food Gift Group, Inc. - Tangiers Investor, LP
June 5, 2012 (v4)